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                                                                   EXHIBIT a(18)

                                                             SECRETARY OF THE
                                                               COMMONWEALTH

                                                             01 MAY 18 PM 3:33

                                                           CORPORATIONS DIVISION

                          Establishment and Designation
                    Of Class of Shares of Beneficial Interest
                            Par Value $0.01 Per Share

                  The undersigned, being a majority of the Trustees of Pilgrim Mayflower Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.13 of the Declaration of Trust dated August 18, 1993, as previously amended (the "Declaration of Trust") of the Trust, hereby further divide the shares of beneficial interest of the Pilgrim International Value Fund series of the Trust (the "Fund") into another class, to have the following special and relative rights:

                  1. The new class shall be designated "Pilgrim International Value Fund Class I."

                  2. The Fund is authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933. Each share of beneficial interest of the Fund ("Share") is redeemable, is entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Fund shall be entitled to vote (subject to paragraph 3 below), shall represent a pro rata beneficial interest in the assets allocated to the Fund (subject to paragraph 4 below) and shall be entitled to receive its pro rata share of net assets of the Fund upon liquidation of the Fund, all as provided in the Declaration of Trust.

                  3. Shareholders of the Fund shall vote together as a single class on any matter, except to the extent required by the Investment Company Act of 1940, as amended (the "1940 Act"), or when the Trustees have determined that the matter affects only the interests of Shareholders of a particular class of Shares, in which case only the shareholders of such class shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to any class as provided in Rule 18f-2 under the 1940 Act, or any successor rule, and in the Declaration of Trust.

                  4. Liabilities, expenses, costs, charges and reserves related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular class may be charged to and borne solely by such class and the bearing of expenses solely by a class of Shares may be appropriately reflected (in a manner determined by the Trustees), and cause differences in, the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different classes. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all classes for all purposes.

                  5. Shares of each class of the Fund may vary between themselves as to rights of redemption and conversion rights, as may be approved by the Trustees and set forth in the Fund's then-current prospectus.

                  6. The Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of the Fund or any class thereof hitherto or hereafter created, or to otherwise change the special and relative rights of the Fund or

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any class thereof, provided that such change shall not adversely affect rights of the shareholders of such Fund or class.

                  IN WITNESS WHEREOF, the undersigned have executed this instrument this 9th day of May 2001.

/s/ Paul S. Doherty                             /s/ Jock Patton
---------------------------                     --------------------------
Paul S. Doherty                                 Jock Patton

/s/ Alan L. Gosule                              /s/ Blaine E. Rieke
---------------------------                     --------------------------
Alan L. Gosule                                  Blaine E. Rieke

/s/ Walter H. May, Jr.
---------------------------                     --------------------------
Walter H. May, Jr.                              Richard A. Wedemeyer

/s/ Thomas J. McInerney                         /s/ John G. Turner
---------------------------                     --------------------------
Thomas J. McInerney                             John G. Turner

/s/ David W.C. Putnam
---------------------------
David W.C. Putnam